Exhibit 4.6

EXECUTION VERSION

Dated 13 December 2011

GRINDROD SHIPPING PTE. LTD.

as Borrower

- and -

IVS BULK OWNING PTE. LTD.

IVS BULK CARRIERS PTE. LTD.

IVS BULK 603 PTE. LTD.

as Owners

THE BANKS AND FINANCIAL INSTITUTIONS

listed in Part A of Schedule 1

as Lenders

- and -

THE BANKS AND FINANCIAL INSTITUTIONS

listed in Part B of Schedule 1
as Swap Banks

- and -

STANDARD CHARTERED BANK (HONG KONG) LIMITED

as Agent
and as Security Trustee

__________________________________

SUPPLEMENTAL AGREEMENT

__________________________________

relating to a loan agreement dated 26 August 2010

Watson Farley & Williams

Asia Practice

INDEX

Clause		Page

1	INTERPRETATION	2

2	AGREEMENT OF THE CREDITOR PARTIES	2

3	CONDITIONS PRECEDENT	2

4	REPRESENTATIONS AND WARRANTIES	3

5	AMENDMENTS TO ORIGINAL LOAN AGREEMENT, OTHER FINANCE DOCUMENTS AND THE MASTER AGREEMENT	4

6	FURTHER ASSURANCES	9

7	FEES AND EXPENSES	10

8	COMMUNICATIONS	10

9	SUPPLEMENTAL	10

10	LAW AND JURISDICTION	11

SCHEDULE 1		12

PART A LENDERS		12

PART B SWAP BANKS		13

EXECUTION PAGES		14

2

THIS AGREEMENT is made on 13 December 2011

BETWEEN

(1)                              GRINDROD SHIPPING PTE. LTD. formerly named Island View Shipping International Pte. Ltd., a company incorporated in Singapore whose registered office is at 200 Cantonment Road, #03-01, Southpoint, Singapore 089763 as borrower (the “Borrower”);

(2)                              IVS BULK OWNING PTE. LTD., IVS BULK CARRIERS PTE. LTD., IVS BULK 603 PTE. LTD., each being a company incorporated in Singapore and each having its registered office at 200 Cantonment Road, #03-01, Southpoint, Singapore 089763 as owners (the “Owners”);

(3)                              THE BANKS AND FINANCIAL INSTITUTIONS listed in Part A of Schedule 1, as Lenders;

(4)                              THE BANKS AND FINANCIAL INSTITUTIONS listed in Part B of Schedule 1, as Swap Banks;

(5)                              STANDARD CHARTERED BANK (HONG KONG) LIMITED, as Agent; and

(6)                              STANDARD CHARTERED BANK (HONG KONG) LIMITED, as Security Trustee.

BACKGROUND

(A)                           By a loan agreement dated 26 August 2010 and made between (i) the Borrower, (ii) the Lenders, (iii) the Agent, (iv) the Security Trustee and (v) the Swap Banks, the Lenders have made available to the Borrower a facility of up to US$50,000,000 upon the terms and conditions contained therein.

(B)                            The Borrower has requested, and the Creditor Parties have agreed to:

(i)                                  the issue of 1 (one) additional share in the Borrower to the Guarantor for an amount of US$24,000,000 on 30 September 2010 and the issue of 1 (one) additional share in the Borrower to the Guarantor for an amount of US$221,076,166, credited (inter alia) against certain loan accounts relating to the sale of Unicorn’s business and assets to the Borrower (and its subsidiaries) and which as a result of such issuance, the share capital of the Borrower shall be US$329,104,686,71 divided into 101,003 registered shares;

(ii)                              release Grindrod Shipping from its obligations and liabilities under the Finance Documents to which it is a party;

(iii)                          the amendment to the financial covenants of the Borrower in the Original Loan Agreement in consideration of the Creditor Parties agreeing to the items listed at (i) to (iii) above; and

(iv)                          amend and supplement the Original Loan Agreement, the other Finance Documents, and the Master Agreement to reflect the agreement of the Creditor Parties referred to at (i) to (iii) above, together with all consequential amendments in relation thereto.

IT IS AGREED as follows:

1                                        INTERPRETATION

1.1                            Defined expressions.  Words and expressions defined in the Original Loan Agreement shall have the same meanings when used in this Agreement (including the Recitals) unless the context otherwise requires.

1.2                            Definitions.  In this Agreement, unless the contrary intention appears:

“Effective Date” means the date on which the Agent notifies the Borrower that the conditions precedent in Clause 3 (Conditions Precedent) are satisfied;

“Finance Documents” has the same meaning given to it in the Original Loan Agreement;

“Grindrod Shipping” means Grindrod Shipping Limited, a company incorporated in the Isle of Man whose registered office is at PO Box 166, 4th Floor, One Circular Road, Douglas, Isle of Man 1M99 3NZ;

“Loan Agreement” means the Original Loan Agreement as amended and supplemented by this Agreement;

“Master Agreement” means the master agreement (on the 2002 ISDA (Multicurrency Crossborder) form) and the schedule thereto each dated 30 August 2010 and entered between the Borrower and the Swap Bank to hedge the Borrower’s floating interest rate exposure under the Original Loan Agreement to interest rate fluctuations;

“Original Loan Agreement” means the loan agreement dated 26 August 2010 referred to in Recital (A); and

“Share Issue Date” means the date on which 1 (one) additional share in the Borrower is issued to Grindrod Shipping for an amount of US$221,076,166.

1.3                            Application of construction and interpretation provisions of the Original Loan Agreement.  Clauses 1.2 (Construction of certain terms) and 1.5 (General Interpretation) of the Original Loan Agreement apply, with any necessary modifications, to this Agreement.

2                                        AGREEMENT OF THE CREDITOR PARTIES

2.1                            Agreement of the Creditor Parties.  The Creditor Parties agree, at the request of the Borrower, subject to and upon the terms and conditions of this Agreement, to:

(a)                               the matters described in Recital (B) which for the avoidance of doubt, includes, but is not limited to the cancellation of the Guarantee;

(b)                              the amendments to the Original Loan Agreement, the other Finance Documents and the Master Agreement which are set out in Clause 5 (Amendments to Original Loan Agreement, the other Finance Documents and the Master Agreement) of this Agreement; and

(c)                               the consequential amendment of the Finance Documents and the Master Agreement, in connection with the matters set out at (a) and (b) above.

3                                        CONDITIONS PRECEDENT

3.1                            General.  The agreement of the Lenders and the other Creditor Parties contained in Clause 2.1 (Agreement of the Creditor Parties) is subject to the fulfilment of the conditions precedent in Clause 3.2 (Conditions precedent).

3.2                            Conditions precedent.  The conditions referred to in Clause 3.1 (General) are that the Agent shall have received the following documents and evidence in all respects in form and substance reasonably satisfactory to it on or before 23 December 2011 or such later date as the Agent may agree with the Borrower and the Owners:

(a)                               copies of any amendments, modifications, revisions or supplements made to the constitutional documents of the Borrower and each Owner since the date that they were provided under Clause 9.1(a) of the Original Loan Agreement;

(b)                              copies of resolutions of the directors and (only if required under the relevant laws) the shareholders of the Borrower and each Owner duly authorising the execution of this Agreement, and duly appointing relevant persons to execute this Agreement on behalf of the Borrower and each Owner;

(c)                               the original of any power of attorney under which this Agreement is executed on behalf of the Borrower and each Owner;

(d)                              if the Share Issue Date falls before 23 December 2011, documentary evidence that the Borrower has a share capital of US$329,104,686,71 divided into 101,003 registered shares all of which shares have been issued in registered form and fully paid to, and are legally and beneficially owned by and registered in the name of Grindrod Shipping free of any Security Interest;

(e)                               copies of all consents which the Borrower and each Owner requires to enter into, or make any payment under, this Agreement;

(f)                                a duly executed original of this Agreement duly executed by the parties hereto and, where required under the relevant laws or for the purposes of effecting any registrations, perfection or security or other actions required under the terms of the Finance Documents and/or the Master Agreement;

(g)                               favourable legal opinions from legal counsel appointed by the Agent on such matters concerning the laws of Singapore and such other relevant jurisdictions as the Agent may reasonably require;

(h)                              any further opinions, consents, agreements and documents in connection with this Agreement, the Finance Documents and the Master Agreement which the Agent may reasonably request by notice to the Borrower;

(i)                                  the Agent has received all accrued fees and expenses referred to in Clause 20 (Fees and Expenses) of the Loan Agreement;

(j)                                  documentary evidence that the agent for service of process named in the Finance Documents (as amended and restated by this Agreement) has accepted its appointment; and

(o)                              certified copies of any copy document required under this Clause 3.2 (Conditions precedent) that the Agent may require, each to be certified as a true and up to date copy by a director or the secretary (or equivalent officer) of the Borrower or (as the case may be) the relevant Owner.

4                                        REPRESENTATIONS AND WARRANTIES

4.1                            Repetition of representations and warranties.  The Borrower represents and warrants to the Creditor Parties that the representations and warranties in clause 10 (Representations and Warranties) of the Loan Agreement, as updated with appropriate modifications to refer to this Agreement, remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

4.2                            Repetition of Finance Document representations and warranties.  The Borrower and each Owner represents and warrants to the Creditor Parties that the representations and warranties in the Finance Documents (other than the Original Loan Agreement) and the Master Agreement to which it is a party, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

4.3                            Borrower representations and warranties.  The Borrower and each Owner further represents and warrants to the Creditor Parties on the date of this Agreement and at the Effective Date that no Event of Default has occurred and none of the mandatory prepayment events under Clauses 8.8 (Mandatory prepayment on sale or Total Loss) or 8.9 (Mandatory prepayment on change of control) of the Original Loan Agreement has occurred.

4.4                            Repetition.  The representations and warranties in this Clause 4 (Representations and Warranties) shall be deemed to be repeated by each relevant Security Party (as defined in the Loan Agreement) on the last day of each Interest Period throughout the Security Period as if made with reference to the facts and circumstances existing at such a date.

5                                        AMENDMENTS TO ORIGINAL LOAN AGREEMENT, OTHER FINANCE DOCUMENTS AND THE MASTER AGREEMENT

5.1                            Specific amendments to Original Loan Agreement.  With effect on and from the Effective Date, the Original Loan Agreement shall be amended as follows:

(a)                               The definition of “Finance Documents” in clause 1.1 (Definitions) of the Loan Agreement shall be amended such that:

(i)                                  paragraph (c) of that definition shall be deleted; and

(ii)                              paragraph (i) of that definition shall be deleted and replaced with the following:

“(i)                           the Supplemental Agreement;”;

(b)                              The following new definitions shall be inserted in alphabetical order in clause 1.1 (Definitions) of the Loan Agreement and all references to such definitions throughout the Finance Documents wherever it appears shall be construed accordingly:

“Grindrod Shipping” means Grindrod Shipping Limited, a company incorporated in the Isle of Man whose registered office is at PO Box 166, 4th Floor, One Circular Road, Douglas, Isle of Man 1M99 3NZ;

“Share Issue Date” means the date on which 1 (one) additional share in the Borrower is issued to Grindrod Shipping;

“Supplemental Agreement” means the supplemental agreement dated 13 December 2011 entered into between the parties to this Agreement and each Owner in relation to (inter alia) the Creditor Parties’ consent to the release of certain obligations owed to them by Grindrod Shipping including, but not limited to:

(i)                                  a guarantee dated 26 August 2010 and entered into by Grindrod Shipping in favour of the Security Trustee and;

(ii)                              a negative pledge dated 26 August 2010 and entered into by Grindrod Shipping in favour of the Security Trustee.”;

(c)                               All references to “Guarantee” (save for when any such reference is to “Owner Guarantee”), “Negative Pledge” and “Guarantor” in the Original Loan Agreement shall be deleted in entirety except that:

(i)                                  the word “Guarantor” shall be deleted and replaced by the words “Grindrod Shipping” in Clause 11.4(c) (No other liabilities or obligations to be incurred); and

(ii)                              the word “Guarantor” shall be deleted and replaced with the word “Borrower” in Clause 8.9 (Mandatory prepayment on change of control) of the Original Loan Agreement.

(d)                              Clause 10.3 (Share Capital and Ownership) shall be deleted in its entirety and replaced with the following new clause:

“10.3             Share Capital and Ownership.  It has:

(i)                                  up to an excluding the Share Issue Date, a share capital of US$108,028,520.71 divided into 101,002 registered shares of all of which shares have been issued in registered form and fully paid to, and are legally and beneficially owned by and registered in the name of Grindrod Shipping free of any Security Interest; and

(ii)                              on and from the Share Issue Date, a share capital of US$329,104,686.71  divided into 101,003 registered shares of all of which shares have been issued in registered form and fully paid to, and are legally and beneficially owned by and registered in the name of Grindrod Shipping free of any Security Interest , and in each case, all such shares have been or will be issued in registered form and fully paid to the respective shareholder, free from any Security Interest.

(e)                               The word “Borrower” in the third line of each of Clause 11.6(a), and Clause 11.6(b) shall be deleted and replaced with “Borrower’s Group”.

(f)                                The following new clause 11.21 shall be inserted as follows:

“Evidence of change of share capital.  The Borrower shall, if the Share Issue Date falls after 23 December 2011, provide the Agent with documentary evidence that the Borrower has a share capital of US$329,104,686,71 divided into 101,003 registered shares of all of which shares have been issued in registered form and fully paid to, and are legally and beneficially owned by and registered in the name of Grindrod Shipping free of any Security Interest”.

(g)                               Clause 12.4 (Financial Covenant) will be deleted and replaced with the following new Clause 12.4 (Financial Covenants):

““Financial Covenants.  The Borrower will ensure that the consolidated financial position of the Borrower’s Group shall at all times during the Security Period be such that:

(i)                                  Market Adjusted Tangible Net Worth is not less than $300,000,000;

(ii)                              Liquidity is not less than $40,000,000 (of which at least $15,000,000 shall be in cash or cash equivalents);

(iii)                          the ratio of Debt to Market Adjusted Tangible Fixed Assets shall be not more than 70 per cent.; and

(iv)                          the ratio of Net Debt to EBITDA shall be not more than 5.5 times.

In this Clause 12.4:

“Cash and Cash Equivalents”  means the cash and cash equivalents set out in the Latest Accounts;

“Market Adjusted Tangible Net Worth”  means the aggregate amount (without double counting) of the following:

(i)                                  the amounts paid up, or credited as paid up, on the issued share capital of the Borrower’s Group;

(ii)                              any credit balance on the consolidated profit and loss account of the Borrower’s Group; and

(iii)                          any amount standing to the credit of any other consolidated capital and revenue reserves of the Borrower’s Group including any share premium account and capital redemption reserve, less the aggregate amount (without double counting) of the following:

(i)                                  any debt balance on the consolidated profit and loss account of the Borrower’s Group; and

(ii)                              any reserves attributable to interests of minority shareholders in any subsidiary (whether direct or indirect) of the Borrower’s Group,

all as determined in accordance with IFRS applied in the preparation of the Latest Accounts but adjusted by:

(i)                                  deducting any dividend or other distribution declared, recommended or made by the Borrower’s Group;

(ii)                              deducting any amount attributable to goodwill or any other intangible asset;

(iii)                          reflecting any variation required to be made to the asset value attributable to any ship owned by the Borrower’s Group in order to reflect the fair value of any such ship;

(iv)                          excluding any amount attributable to deferred taxation;

(v)                              excluding any amount attributable to minority interests; and

(vi)                          eliminating inconsistencies (if any) between the accounting principles,

“Liquidity”  means the aggregate of (i) Cash and Cash Equivalents and (ii) freely available revolving credit facilities unrestricted by conditions relating to drawdown and with a remaining maturity of minimum 6 months as shown in the Latest Accounts;

“Debt”  means the aggregate (without double counting) of secured or unsecured bank loans, finance lease obligations, bonds and any other financial obligations included as a liability on the balance sheet in terms of IFRS, but excluding the mark to market of swaps and other derivative instruments and excluding contingent liabilities as shown in the Latest Accounts;

“Net Debt”  means the Debt as reduced by the amount of the cash and cash equivalents as shown in the Latest Accounts;

“EBITDA”  means the profit before tax having added back the amount of interest paid, accrued tax, depreciation, amortisation and losses on disposal of assets and deducted the amount of interest  earned and profit on disposal of assets as such amount is determined in accordance with the Latest Accounts (where such Latest Accounts are delivered pursuant to Clause 11.6(a)) or as calculated on a rolling 12 month basis (where such Latest Accounts are delivered pursuant to Clause 11.6(b));

“Latest Accounts”  means, at any date, the audited consolidated accounts of the Borrower’s Group most recently delivered to the Agent under Clause 11.6(a) or (b); and

“Market Adjusted Tangible Fixed Assets” means the aggregate of the book value of:

(i)                                  ships (including ships under construction) either wholly or partially owned by the Borrower’s Group; and

(ii)                              land and buildings either wholly or partially owned by the Borrower’s Group,

as stated in the Latest Accounts adjusted by such amount to reflect the current open market value of such assets evidenced to the Agent’s satisfaction and acceptable to the Lenders.

In the event that the Borrower agrees more favourable financial covenants to a particular lender or lenders in relation to any other facility, the financial covenants in this Clause 12.4 shall be amended to reflect those more favourable financial covenants.

(h)                              Clause 30.4 shall be deleted and replaced with the following clause:

“Process Agent.  The Borrower hereby appoints Grindrod Shipping Services UK Ltd. at its principal place of business for the time being, presently at St Magnus House, 3 Lower Thames Street, London EC3R 6HD to act as to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with a Dispute under any Finance Document to which it is party.

(i)                                  Item 3 of Schedule 6 shall be deleted and replaced with the following:

“Set out below are the respective amounts, in US Dollars, of the Market Adjusted Tangible Net Worth, Debt, EBITDA, Market Adjusted Tangible Fixed Assets and Net Debt of the Borrower’s Group as at [●]:

US Dollars

Market Adjusted Tangible Net Worth	[●]

Debt	[●]

EBITDA	[●]

Market Adjusted Tangible Fixed Assets	[●]

Net Debt	[●]

Accordingly, as at the date of this Certificate the financial covenants set out in Clause 12.4 of the Loan Agreement [are] [are not] complied with, in that as at [●]:

(i)                                  Market Adjusted Tangible Net Worth is [●];

(ii)                              Liquidity is [●] (of which [●] is in cash or cash equivalents);

(iii)                          the ratio of Debt to Market Adjusted Tangible Fixed Assets is [●]; and

(iv)                          the ratio of Net Debt to EBITDA is [●] times.

[or, as the case may be, specify in what respect any of the financial covenants are not complied with.]”

5.2                            Amendments to Finance Documents.  With effect on and from the Effective Date:

(a)                               each clause headed “Process Agent” in each of the Finance Documents to which an Owner is a party and which is subject to the jurisdiction of the courts of England shall be deleted and replaced with the following clause:

“Process Agent.  The Owner hereby appoints Grindrod Shipping Services UK Ltd. at its principal place of business for the time being, presently at St Magnus House, 3 Lower Thames Street, London, EC3R 6HD to act as to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with a Dispute”.

(b)                              each of the Finance Documents other than the Original Loan Agreement shall be amended by the amendments contained in Clause 5.1 (Specific amendments to Loan Agreement) with such modifications as may be necessary to give full force and effect to the terms of this Agreement;

(c)                               all references throughout each of the Finance Documents to “this Agreement”, “this Deed”, “hereunder” and other like expressions shall be construed as if the same referred to such Finance Documents as amended and supplemented by this Agreement;

(d)                              all references throughout each of the Finance Documents to “Finance Documents” shall be construed as if the same referred to such a term as amended and supplemented by Clause 5.1 (Specific amendments to Loan Agreement) of this Agreement; and

(e)                               the definition of, and references throughout each of the Finance Documents to, the Original Loan Agreement, any of the other Finance Documents and the Master Agreement shall be construed as if the same referred to the Original Loan Agreement, those Finance Documents  and the Master Agreement as amended and supplemented by this Agreement.

5.3                            Amendments to Master Agreement.  With effect on and from the Effective Date:

(a)                               the Master Agreement shall be amended by the amendments contained in Clause 5.1 (Specific amendments to Loan Agreement) with such modifications as may be necessary to give full force and effect to the terms of this Agreement;

(b)                              all references throughout the Master Agreement to “this Agreement”, “this Deed”, “hereunder” and other like expressions shall be construed as if the same referred to the Master Agreement as amended and supplemented by this Agreement;

(c)                               all references throughout the Master Agreement to “Finance Documents” shall be construed as if the same referred to such a term as amended and supplemented by Clause 5.1 (Specific amendments to Loan Agreement) of this Agreement;

(d)                              the word “Guarantor” shall be deleted and replaced with the word “Borrower” in Part 1(g)(iii) of the Schedule (Partial Cancellation or Prepayment) of the Master Agreement;

(e)                               Part 1(g) (iv) of the Schedule (Partial Cancellation or Prepayment) of the Master Agreement shall be deleted and replaced with the provisions set out in Clause 5.1(g); and

(f)                                the definition of, and references throughout the Master Agreement to, the Original Loan Agreement, to any of the other Finance Documents and the Master Agreement shall be construed as if the same referred to the Original Loan Agreement, those Finance Documents and the Master Agreement as amended and supplemented by this Agreement.

5.4                            Finance Documents and Master Agreement to remain in full force and effect.  The Finance Documents and the Master Agreement shall remain in full force and effect as amended and supplemented by:

(a)                               the amendments to the Finance Documents contained or referred to in Clauses 5.1 (Specific amendments to Original Loan Agreement) and Clause 5.2 (Amendments to Finance Documents) and to the Master Agreement contained or referred to in Clause 5.3 (Amendments to Master Agreement); and

(b)                              such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement,

and, for the avoidance of any doubt, all of the parties to this Agreement hereby confirm that neither the execution of this Agreement nor the performance of the obligations hereunder nor the amendments to the Finance Documents or the Master Agreement set out herein shall be deemed to affect in any way any existing right of any Creditor Party under the Finance Documents or the Master Agreement, any of the Security Interests constituted and granted to each of them thereunder or under the laws of any Pertinent Jurisdiction.

6                                        FURTHER ASSURANCES

6.1                            Borrower’s and Owners’ obligation to execute further documents etc.  The Borrower and each Owner shall:

(a)                               execute and deliver to the Security Trustee (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the laws of England or such other country as the Security Trustee may, in any particular case, specify;

(b)                              effect any registration or notarisation, give any notice or take any other step,

which the Security Trustee or, the Agent in the case of any document required for the purposes of Clause 6.2(b) may, by notice to the Borrower or the relevant Owner, reasonably specify for any of the purposes described in Clause 6.2 (Purposes of further assurances ) or for any similar or related purpose.

6.2                            Purposes of further assurances.  Those purposes are:

(a)                               validly and effectively to create any Security Interest or right of any kind which the Security Trustee intended should be created by or pursuant to the Loan Agreement, any other Finance Document or the Master Agreement, each as amended and supplemented by this Agreement; and

(b)                              implementing the terms and provisions of this Agreement.

6.3                            Terms of further assurances.  The Security Trustee may reasonably specify the terms of any document to be executed by the Borrower and each Owner under Clause 6.1 (Borrower’s and Owners’ obligation to execute further documents), and those terms may include any covenants, powers and provisions which the Security Trustee reasonably considers appropriate to protect its interests.

6.4                            Obligation to comply with notice.  The Borrower and each relevant Owner shall comply with a notice under Clause 6.1 (Borrower’s and Owners’ obligation to execute further documents etc) by the date specified in the notice.

6.5                            Additional corporate action.  At the same time as the Borrower or the relevant Owner delivers to the Security Trustee any document executed under Clause 6.1(a), the Borrower or the relevant Owner shall also deliver to the Security Trustee a certificate signed by one of the Borrower’s or the relevant Owner’s directors which shall:

(a)                               set out the text of a resolution of the Borrower’s or the relevant Owner’s directors specifically authorising the execution of the document specified by the Security Trustee; and

(b)                              state that either the resolution was duly passed at a meeting of the directors validly convened and held throughout which a quorum of directors entitled to vote on the resolution was present or that the resolution has been signed by all the directors and is valid under the Borrower’s or the relevant Owner’s articles of association or other constitutional documents.

7                                        FEES AND EXPENSES

The provisions of clause 20 (Fees and Expenses) of the Loan Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications and, for the avoidance of doubt, the Borrower undertakes that it shall pay to the Agent on its demand the amount of all expenses reasonably incurred by the Agent or the Security Trustee in connection with the negotiation, preparation, execution or registration of this Agreement, any Finance Document or any related document or with any transaction contemplated by such documents or a related document or with any authorised publicity or similar in respect of the transactions contemplated by such documents.

8                                        COMMUNICATIONS

The provisions of clause 28 (Notices) of the Loan Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

9                                        SUPPLEMENTAL

9.1                            Counterparts.  This Agreement may be executed in any number of counterparts.

9.2                            Third party rights.  A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

9.3                            One agreement. This Agreement shall be read and construed as a supplement to, and shall form part of, the Original Loan Agreement, each other Finance Document and the Master Agreement.

10                                LAW AND JURISDICTION

10.1                    Governing law.  This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

10.2                    Incorporation of the Loan Agreement provisions.  The provisions of clause 30 (Law and Jurisdiction) of the Loan Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

10.3                    Process agent.  The Borrower irrevocably appoints Grindrod Shipping Services UK Ltd. at its principal place of business for the time being, presently at St Magnus House, 8th Floor, East Wing, 3 Lower Thomas Street, London EC3R 6HD to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with a Dispute.

THIS AGREEMENT has been executed by or on behalf of the parties and has, on the date stated at the beginning of this Deed, been delivered as a Deed.

SCHEDULE 1

PART A

LENDERS

Lender	Lending Office

Standard Chartered Bank	6 Battery Road #23-00, Singapore 049909 Attn: Steve Lim Fax: +65 6535 5532 Email: steve-tzen-sheng.lim@sc.com

PART B

SWAP BANKS

Swap Bank	Address

Standard Chartered Bank	Standard Chartered Bank @ Plaza by the Park 51 Bras Basah Road Level 6 Singapore 189554 Telephone: +65 64279 555 Facsimile: +65 6884 5242 Attn: Financial Markets Operations Email: fmo_cc_sg@sc.com

EXECUTION PAGES

BORROWER

SIGNED, SEALED, EXECUTED and	)
DELIVERED as a DEED by	)
GRINDROD SHIPPING PTE. LTD.	) /s/ Hugh William Scheffer
(formerly known as Island View Shipping	)
International Pte. Ltd.) acting by	)
such execution being witnessed by:	)

THE OWNERS

SIGNED, SEALED, EXECUTED and	)
DELIVERED as a DEED by	)
IVS BULK OWNING PTE. LTD.	) /s/ Hugh William Scheffer
acting by	)
such execution being witnessed by:	)

SIGNED, SEALED, EXECUTED and	)
DELIVERED as a DEED by	)
IVS BULK CARRIERS PTE. LTD.	) /s/ Hugh William Scheffer
acting by	)
such execution being witnessed by:	)

SIGNED, SEALED, EXECUTED and	)
DELIVERED as a DEED by	)
IVS BULK 603 PTE. LTD.	) /s/ Hugh William Scheffer
acting by	)
such execution being witnessed by:	)

THE LENDER

EXECUTED and DELIVERED	)
as a DEED by	)
STANDARD CHARTERED BANK	)
acting by Knut Mathiassen	) /s/ Knut Mathiassen
such execution being witnessed by:	)
Maria Martin	/s/ Maria Martin

THE SWAP BANK

EXECUTED and DELIVERED	)
as a DEED by	)
STANDARD CHARTERED BANK	)
acting by Knut Mathiassen	) /s/ Knut Mathiassen
such execution being witnessed by:	)
Maria Martin	/s/ Maria Martin

THE AGENT AND SECURITY TRUSTEE

EXECUTED and DELIVERED as a DEED	)
by STANDARD CHARTERED BANK	)
(HONG KONG) LIMITED	)
in its capacity as Agent	)
and as Security Trustee	)
acting by Barry Wong	) /s/ Barry Wong
and	)
in the presence of:	)
Rebecca Yung	/s/ Rebecca Yung